UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

TREES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1901 S Navajo Street Denver, Colorado	80223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01Entry into a Material Definitive Agreement.

Acquisition of Green Man

On October 28, 2022, TREES Corporation (the “Company”) and a newly-formed subsidiary thereof entered into an Asset Purchase Agreement (“APA”) with GMC, LLC (“GMC”) and certain equity holders of GMC party thereto, pursuant to which the Company agreed to purchase substantially all of the assets of GMC, including two cannabis licenses held by GMC, certain inventory, contracts and other related assets (“GMC Acquisition”). The purchase price in connection with the GMC Acquisition consists of cash equal to $1,200,000 payable at closing; 4,494,382 shares of common stock of the Company, issuable to the GMC members upon closing; and an amount equal to $83,333.33 per month, commencing on the 12-month anniversary of the closing, and continuing each month thereafter for a total of 18 months, for a total additional consideration of $1,500,000.

The GMC Acquisition is subject to certain conditions, including regulatory approval of the Colorado Marijuana Enforcement Division.

The foregoing description of the APA does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, annexed hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(b)Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement dated October 28, 2022 by and among the Company, Green Man Colorado LLC, GMC, LLC and certain equity holders of GMC party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 2, 2022

TREES CORPORATION

By:	/s/ Adam Hershey
Name:	Adam Hershey
Title:	Interim Chief Executive Officer